Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Time America, Inc.

Scottsdale, Arizona

As independent certified public accountants, we hereby consent to the incorporation by reference by Time America, Inc. (the “Company”) in this registration statement on Form S-1 (the “Registration Statement”) of our report, dated August 30, 2005, included in the Company’s Form 10-KSB for the year ended June 30, 2005, filed with the Securities and Exchange Commission on September 28, 2005, and to all references to our firm included in this Registration Statement.

/s/ Semple & Cooper, LLP

Phoenix, Arizona

March 1, 2006